CAMDEN PROPERTY TRUST ANNOUNCES FIRST QUARTER 2016 OPERATING RESULTS

Houston, TEXAS (April 28, 2016) - Camden Property Trust (NYSE:CPT) today announced operating results for the three months ended March 31, 2016.

“We are pleased to announce recent dispositions of $630 million as part of our capital recycling initiatives and continued steps toward improving the quality of our portfolio,” said Richard J. Campo, Camden’s Chairman and CEO. "Since 2011, we have completed the sale of $2.4 billion of assets and expect total dispositions to approach nearly $3 billion by the end of 2016. Over the same time period, we have grown our average monthly revenue per occupied home by over 50% while lowering the average age of our portfolio.”

Highlights

•	Completed sale of Las Vegas portfolio for $630 million

•	Anticipate $400 - $600 million of additional asset sales

•	Revised 2016 disposition guidance to $1.0 - $1.2 billion in aggregate

•
Assuming the $1.1 billion midpoint of expected dispositions, approximately $425 million is expected to be returned to shareholders in the form of a special dividend, with the remaining $675 million used to retire debt and pre-fund in entirety the $245 million remaining to be spent on our current development pipeline

•	2016 estimated FFO per share revised to $4.55 at the midpoint vs. $4.85 prior as a result of the Company's increased disposition volume

•	2016 same store NOI revised to 4.25% at the midpoint from 4.5% prior driven by higher growth rates on both the completed and planned dispositions

Funds from Operations (“FFO”), Adjusted Funds from Operations (“AFFO”), and Net Income Attributable to Common Shareholders (“EPS”) for the three months ended March 31, 2016 are detailed below. A reconciliation of EPS to FFO is included in the financial tables accompanying this press release.

	Three Months Ended			Quarterly	Sequential
	March 31			Growth	Growth
Per Diluted Share	2016	2015	Same Property Results	1Q16 vs. 1Q15	1Q16 vs. 4Q15
FFO	$1.20	$1.08	Revenues	4.9%	0.6%
AFFO	$1.10	$0.96	Expenses	2.3%	2.0%
EPS	$0.46	$1.27	Net Operating Income ("NOI")	6.3%	(0.2)%

Same Property Results	1Q16	1Q15	4Q15
Occupancy	95.4%	95.5%	95.5%

The Company defines same property communities as communities owned and stabilized as of January 1, 2015, excluding properties held for sale. A reconciliation of net income to NOI and same property NOI is included in the financial tables accompanying this press release.

Development Activity
Construction was completed during the quarter at Camden Chandler located in Chandler, AZ. Lease-up was completed at Camden Flatirons in Denver, CO and Camden Southline (JV) in Charlotte, NC.

Development Communities - Construction Completed and Projects in Lease-Up ($ in millions)

		Total	Total	CPT %	% Leased
Community Name	Location	Units	Cost	Owned	as of 4/24/2016
Camden Paces	Atlanta, GA	379	$117.4	100%	89%
Camden Glendale	Glendale, CA	303	113.3	100%	77%
Camden Chandler	Chandler, AZ	380	67.5	100%	71%
TOTAL		1,062	$298.2

Development Communities - Construction Ongoing ($ in millions)

		Total	Total	CPT %	% Leased
Community Name	Location	Units	Budget	Owned	as of 4/24/2016
Camden Gallery	Charlotte, NC	323	$58.0	100%	30%
Camden Victory Park	Dallas, TX	423	82.0	100%	20%
The Camden	Los Angeles, CA	287	145.0	100%	16%
Camden Lincoln Station	Denver, CO	267	56.0	100%
Camden NoMa II	Washington, DC	405	115.0	100%
Camden Shady Grove	Rockville, MD	457	116.0	100%
Camden McGowen Station	Houston, TX	315	90.0	100%
TOTAL		2,477	$662.0

Acquisition/Disposition Activity
During the quarter the Company acquired 2.0 acres of land in Charlotte, NC for $4.1 million and sold 6.3 acres of land in Tampa, FL for $2.2 million. Subsequent to quarter-end, Camden sold its Las Vegas portfolio, comprised of 15 operating communities with 4,918 apartment homes, a retail center, and approximately 19.6 acres of undeveloped land for $630 million. The Company is also marketing several additional communities for sale and expects these future sales to total $400 to $600 million.

Earnings Guidance
Camden updated its earnings guidance for 2016 based on its current and expected views of the apartment market and general economic conditions, and its revised expectations for $1.0 to $1.2 billion of dispositions during 2016.

Guidance for second quarter 2016 and full-year 2016 is detailed below.

Per Diluted Share	2Q16	2016
FFO	$1.13 - $1.17	$4.45 - $4.65
EPS	$4.60 - $4.64	$5.62 - $5.82

Same Property Growth	2016 Range	2016 Midpoint
Revenues	3.60% - 4.60%	4.10%
Expenses	3.25% - 4.25%	3.75%
NOI	3.50% - 5.00%	4.25%

Camden intends to update its earnings guidance to the market on a quarterly basis. Additional information on the Company’s 2016 financial outlook and a reconciliation of expected EPS to expected FFO are included in the financial tables accompanying this press release.

Special Dividend
Camden anticipates declaring a special dividend in 2016. Provided all planned dispositions are completed as forecasted, the special dividend is anticipated to total $4.25 to $5.25 per share. The company expects to pay approximately 90% of the dividend in the third quarter of 2016, and the remainder in early 2017.

Conference Call
The Company will hold a conference call on Friday, April 29, 2016 at 11:00 a.m. Central Time to review its first quarter 2016 results and discuss its outlook for future performance. To participate in the call, please dial (888) 317-6003 (Domestic) or (412) 317-6061 (International) by 10:50 a.m. Central Time and enter passcode: 9433137, or join the live webcast of the conference call by accessing the Investors section of the Company’s website at camdenliving.com. Supplemental financial information is available in the Investors section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (800) 922-6336 or (713) 354-2787.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities. Camden owns interests in and operates 158 properties containing 55,254 apartment homes across the United States. Upon completion of 7 properties under development, the Company’s portfolio will increase to 57,731 apartment homes in 165 properties. Camden was recently named by FORTUNE® Magazine for the ninth consecutive year as one of the “100 Best Companies to Work For” in America, ranking #9.

For additional information, please contact Camden’s Investor Relations Department at (800) 922-6336 or (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
OPERATING DATA
Property revenues
Rental revenues	$187,119	$175,220
Other property revenues	30,476	26,388
Total property revenues	217,595	201,608

Property expenses
Property operating and maintenance	50,269	48,851
Real estate taxes	26,880	24,677
Total property expenses	77,149	73,528

Non-property income
Fee and asset management	1,765	1,563
Interest and other income	224	60
Income on deferred compensation plans	63	1,864
Total non-property income	2,052	3,487

Other expenses
Property management	7,140	5,792
Fee and asset management	952	1,076
General and administrative	12,223	9,748
Interest (a)	23,790	25,052
Depreciation and amortization	62,091	57,984
Expense on deferred compensation plans	63	1,864
Total other expenses	106,259	101,516

Gain on sale of operating properties, including land	443	85,192
Equity in income of joint ventures	1,497	1,382
Income from continuing operations before income taxes	38,179	116,625
Income tax expense	(315)	(429)
Income from continuing operations	37,864	116,196
Income from discontinued operations	5,076	4,869
Net income	42,940	121,065
Less income allocated to non-controlling interests from continuing operations	(1,210)	(5,466)
Net income attributable to common shareholders	$41,730	$115,599

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$42,940	$121,065
Other comprehensive income
Reclassification of net loss on cash flow hedging activities, prior service cost and net loss on post retirement obligation	32	37
Comprehensive income	42,972	121,102
Less income allocated to non-controlling interests from continuing operations	(1,210)	(5,466)
Comprehensive income attributable to common shareholders	$41,762	$115,636

PER SHARE DATA

Total earnings per common share - basic	$0.46	$1.29
Total earnings per common share - diluted	0.46	1.27
Earnings per share from continuing operations - basic	0.41	1.23
Earnings per share from continuing operations - diluted	0.41	1.22

Weighted average number of common shares outstanding:
Basic	89,344	88,987
Diluted	90,509	90,464

(a) Prior period has been changed to reflect the adoption of ASU 2015-03 (as supplemented by ASU 2015-15) at December 31, 2015, which required retrospective application.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
FUNDS FROM OPERATIONS

Net income attributable to common shareholders	$41,730	$115,599
Real estate depreciation and amortization	60,485	56,459
Real estate depreciation from discontinued operations	4,327	3,904
Adjustments for unconsolidated joint ventures	2,358	2,245
Income allocated to non-controlling interests	1,210	5,466
Gain on sale of operating properties, net of tax	—	(85,145)
Funds from operations	$110,110	$98,528

Less: recurring capitalized expenditures (a)	(9,294)	(10,644)

Adjusted funds from operations - diluted	$100,816	$87,884

PER SHARE DATA
Funds from operations - diluted	$1.20	$1.08
Adjusted funds from operations - diluted	1.10	0.96
Distributions declared per common share	0.75	0.70

Weighted average number of common shares outstanding:
FFO/AFFO - diluted	91,593	91,275

PROPERTY DATA
Total operating properties (end of period) (b)	173	168
Total operating apartment homes in operating properties (end of period) (b)	60,172	58,446
Total operating apartment homes (weighted average)	52,552	51,558
Total operating apartment homes - excluding discontinued operations (weighted average)	47,634	46,640

(a) Capital expenditures necessary to help preserve the value of and maintain the functionality at our communities.

(b) Includes joint ventures and properties held for sale.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEET
(In thousands)

(Unaudited)

	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
ASSETS
Real estate assets, at cost
Land	$998,519	$989,247	$990,035	$975,211	$953,246
Buildings and improvements	5,978,843	5,911,432	5,890,751	5,769,476	5,618,341
	6,977,362	6,900,679	6,880,786	6,744,687	6,571,587
Accumulated depreciation	(1,841,107)	(1,780,694)	(1,730,929)	(1,671,189)	(1,613,193)
Net operating real estate assets	5,136,255	5,119,985	5,149,857	5,073,498	4,958,394
Properties under development, including land (a)	489,730	486,918	439,777	484,663	515,743
Investments in joint ventures	32,568	33,698	34,705	35,731	36,526
Properties held for sale (a)	238,417	239,063	237,635	238,640	239,031
Total real estate assets	5,896,970	5,879,664	5,861,974	5,832,532	5,749,694
Accounts receivable – affiliates	24,011	25,100	25,053	25,855	25,652
Other assets, net (b)	107,161	116,260	118,985	108,220	109,937
Cash and cash equivalents	6,935	10,617	10,375	16,508	174,353
Restricted cash	5,378	5,971	6,126	5,791	5,034
Total assets	$6,040,455	$6,037,612	$6,022,513	$5,988,906	$6,064,670

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$1,866,502	$1,824,930	$1,803,360	$1,761,793	$1,829,146
Secured	899,315	899,757	900,472	901,032	901,582
Accounts payable and accrued expenses	140,991	133,353	131,532	128,532	134,438
Accrued real estate taxes	25,499	45,223	57,642	43,905	23,269
Distributions payable	69,020	64,275	64,276	64,253	64,261
Other liabilities (c)	86,423	97,814	96,679	100,515	102,163
Total liabilities	3,087,750	3,065,352	3,053,961	3,000,030	3,054,859

Commitments and contingencies
Non-qualified deferred compensation share awards	88,550	79,364	72,316	69,791	69,902

Equity
Common shares of beneficial interest	975	976	976	976	976
Additional paid-in capital	3,658,372	3,662,864	3,660,482	3,657,537	3,656,105
Distributions in excess of net income attributable to common shareholders	(491,275)	(458,577)	(452,257)	(426,614)	(403,518)
Treasury shares, at cost	(378,032)	(386,793)	(387,114)	(387,172)	(388,181)
Accumulated other comprehensive loss (d)	(1,881)	(1,913)	(2,307)	(2,345)	(2,382)
Total common equity	2,788,159	2,816,557	2,819,780	2,842,382	2,863,000
Non-controlling interests	75,996	76,339	76,456	76,703	76,909
Total equity	2,864,155	2,892,896	2,896,236	2,919,085	2,939,909
Total liabilities and equity	$6,040,455	$6,037,612	$6,022,513	$5,988,906	$6,064,670

(a) All prior periods presented have been changed to present the 15 operating properties, 19.6 acres of land, and retail center located in Las Vegas, Nevada, which were classified as held for sale at March 31, 2016 and subsequently sold on April 26, 2016. (See page 18 for additional information relating to this sale).

(b) Includes net deferred charges of:	$2,600	$2,851	$3,077	$59	$43

(c) Includes deferred revenues of:	$1,797	$1,768	$1,918	$843	$1,728

(d) Represents the unrealized net loss and unamortized prior service costs on post retirement obligation, and unrealized loss on cash flow hedging activities.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")), excluding gains (or losses) associated with previously depreciated operating properties, real estate depreciation and amortization, impairments of depreciable assets, and adjustments for unconsolidated joint ventures. Our calculation of diluted FFO also assumes conversion of all potentially dilutive securities, including certain non-controlling interests, which are convertible into common shares. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties, and depreciation, FFO can assist in the comparison of the operating performance of a company’s real estate investments between periods or to different companies. A reconciliation of net income attributable to common shareholders to FFO is provided below:

Adjusted FFO
In addition to FFO, we compute Adjusted FFO ("AFFO") as a supplemental measure of operating performance. AFFO is calculated utilizing FFO less recurring capital expenditures which are necessary to help preserve the value of and maintain the functionality at our communities. Our definition of recurring capital expenditures may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs. A reconciliation of FFO to AFFO is provided below:

	Three Months Ended March 31,
	2016	2015
Net income attributable to common shareholders	$41,730	$115,599
Real estate depreciation and amortization	60,485	56,459
Real estate depreciation from discontinued operations	4,327	3,904
Adjustments for unconsolidated joint ventures	2,358	2,245
Income allocated to non-controlling interests	1,210	5,466
Gain on sale of operating properties, net of tax	—	(85,145)
Funds from operations	$110,110	$98,528

Less: recurring capitalized expenditures	(9,294)	(10,644)

Adjusted funds from operations	$100,816	$87,884

Weighted average number of common shares outstanding:
EPS diluted	90,509	90,464
FFO/AFFO diluted	91,593	91,275

Total earnings per common share - diluted	$0.46	$1.27
FFO per common share - diluted	$1.20	$1.08
AFFO per common share - diluted	$1.10	$0.96

Expected FFO

Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected earnings per common share (EPS). Guidance excludes gains, if any, on properties not currently held for sale due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales. A reconciliation of the ranges provided for diluted EPS to expected FFO per diluted share is provided below:

	2Q16	Range	2016	Range
	Low	High	Low	High
Expected earnings per common share - diluted	$4.60	$4.64	$5.62	$5.82
Expected real estate depreciation and amortization	0.72	0.72	2.89	2.89
Expected adjustments for unconsolidated joint ventures	0.02	0.02	0.10	0.10
Expected income allocated to non-controlling interests	0.01	0.01	0.06	0.06
Estimated (gain) on properties held for sale	(4.22)	(4.22)	(4.22)	(4.22)
Expected FFO per share - diluted	$1.13	$1.17	$4.45	$4.65

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)

NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three months ended March 31,
	2016	2015
Net income	$42,940	$121,065
Less: Fee and asset management	(1,765)	(1,563)
Less: Interest and other income	(224)	(60)
Less: Income on deferred compensation plans	(63)	(1,864)
Plus: Property management	7,140	5,792
Plus: Fee and asset management	952	1,076
Plus: General and administrative	12,223	9,748
Plus: Interest	23,790	25,052
Plus: Depreciation and amortization	62,091	57,984
Plus: Expense on deferred compensation plans	63	1,864
Less: Gain on sale of operating properties, including land	(443)	(85,192)
Less: Equity in income of joint ventures	(1,497)	(1,382)
Plus: Income tax expense	315	429
Less: Income from discontinued operations	(5,076)	(4,869)
Net Operating Income (NOI)	$140,446	$128,080

"Same Property" Communities	$124,968	$117,511
Non-"Same Property" Communities	11,899	8,470
Development and Lease-Up Communities	2,734	343
Dispositions/Other	845	1,756
Net Operating Income (NOI)	$140,446	$128,080

EBITDA

EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of operating properties including land, net of tax, and income (loss) allocated to non-controlling interests. The Company considers EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income attributable to common shareholders to EBITDA is provided below:

	Three months ended March 31,
	2016	2015
Net income attributable to common shareholders	$41,730	$115,599
Plus: Interest	23,790	25,052
Plus: Depreciation and amortization	62,091	57,984
Plus: Income allocated to non-controlling interests from continuing operations	1,210	5,466
Plus: Income tax expense	315	429
Plus: Real estate depreciation from discontinued operations	4,327	3,904
Less: Gain on sale of operating properties, including land	(443)	(85,192)
Less: Equity in income of joint ventures	(1,497)	(1,382)
EBITDA	$131,523	$121,860